EXHIBIT 23.2

7900 Glades Road, Suite 540 Boca Raton, Florida 33434 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info®sherbcpa.com
SHERB & CO., LLP	Offices in New York and Florida
Certified Public Accountant

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversified Health & Fitness Inc.:

We consent to the incorporation in this registration statement of Diversified Health & Fitness Inc., and Subsidiaries on Form 10, of our report dated May 22, 2012, for the years ended December 31, 2011 and 2010. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

Sherb & Co., LLP

Boca Raton, Florida

August 13, 2012